Exhibit 99.1

Company Contacts:
IMPAX Laboratories, Inc.
Barry R. Edwards, CEO
(215) 933-0323 Ext. 4360
Larry Hsu, Ph.D. President
(510) 476-2000 Ext. 1111
Cornel C. Spiegler, CFO
(215) 289-2220 Ext. 1706
www.impaxlabs.com	Investor Relations Contacts: Lippert/Heilshorn & Associates, Inc. Kim Sutton Golodetz (kgolodetz@lhai.com) (212) 838-3777 Bruce Voss (bvoss@lhai.com) (310) 691-7100 www.lhai.com

IMPAX signs Distribution Agreements with Leiner Health Products, LLC for
Loratadine Products

HAYWARD, Calif. (July 12, 2004) – IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced that it has signed a series of agreements with Leiner Health Products, LLC for the supply and distribution of the Company’s Loratadine Orally Disintegrating Tablets (ODT) and Loratadine and Pseudoephedrine Sulfate Extended Release Tablets 24 hour products. Both of these products are indicated for the relief of symptoms of seasonal allergic rhinitis (hay fever). These products will be manufactured by IMPAX and marketed by Leiner as over the counter (OTC) store brand equivalents to both Claritin® Reditabs® and Claritin-D® 24-hour respectively.

“These agreements with Leiner enable IMPAX to further capitalize on our Loratadine product portfolio” stated IMPAX’s CEO Barry R. Edwards. “Leiner’s strong position in the OTC store brand space should provide us with additional market presence,” Mr. Edwards continued.

These new agreements are in addition to those previously announced with several major pharmaceutical companies for IMPAX’s Loratadine product family.

IMPAX currently has 14 applications pending at the FDA, including five tentatively approved, which address approximately $5.2 billion in U.S. product sales for the twelve months ended March 31, 2004, based on NDCHealth data. Twelve of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

Claritin® Reditabs® and Claritin-D® 24-hour are registered trademarks of Schering-Plough Corporation.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax’s ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax’s ability to successfully develop and commercialize pharmaceutical products, Impax’s reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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